As filed with the Securities and Exchange Commission on October 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVANS BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	16-1332767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6460 Main Street

Williamsville, New York 14221

(716) 926-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Nasca

President and Chief Executive Officer

Evans Bancorp, Inc.

6460 Main Street

Williamsville, New York 14221

(716) 926-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Gorman, Esq.

Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.50	250,000 shares	$22.19	$5,547,500	$606

(1)	Pursuant to Rule 416 under the Securities Act, as amended (the “Securities Act”), this Registration Statement also includes such additional shares of common stock by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on September 25, 2020.

EVANS BANCORP, INC.

250,000 SHARES OF COMMON STOCK
PAR VALUE $0.50 PER SHARE

DIVIDEND REINVESTMENT PLAN

This prospectus relates to shares of the common stock, par value $0.50 per share, of Evans Bancorp, Inc., or “Evans Bancorp,” that may be offered after the date hereof in connection with our Dividend Reinvestment Plan, or the “Plan.” The Plan provides each holder of record of our common stock with a simple and convenient opportunity to reinvest automatically the cash dividends they receive on shares of our common stock by purchasing additional shares of common stock.

This Prospectus relates to 250,000 shares to be issued pursuant to the Plan.

The price paid for shares of common stock will be calculated as described herein (see Question 12 under “THE PLAN” below for more information). Our common stock is listed on The New York Stock Exchange, or “NYSE”, under the trading symbol “EVBN.” On October 1, 2020, the last reported sale price of our common stock was $22.26.

Stockholders who wish to enroll in the Plan should complete an Enrollment form and forward it to Computershare Trust Company, N.A., administrator of the Plan, or the “Agent” (see Question 6 under “THE PLAN” below for more information).

This Prospectus contains important details concerning the Plan. You should retain a copy of this Prospectus for future reference.

Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, when and as declared, in the usual manner.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONHAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF EVANS BANCORP AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE DISCUSSION OF RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The date of this Prospectus is October 2, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties.  When used in this prospectus, or in the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” and similar expressions identify such forward-looking statements.  These forward-looking statements include statements regarding Evans Bancorp’s business plans, prospects, growth and operating strategies, statements regarding the asset quality of our loan and investment portfolios, and estimates of our risks and future costs and benefits.

These forward-looking statements are based largely on the expectations of Evans Bancorp’s management and are subject to a number of risks and uncertainties, including but not limited to: general economic conditions, either nationally or in our market areas, that are worse than expected; increased competition among depository or other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; changes in laws or government regulations affecting financial institutions, including changes in regulatory fees, monetary policy, and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; loan losses in excess of our allowance for loan losses; changes in accounting pronouncements and practices, as adopted by financial institution regulatory agencies, the Financial Accounting Standards Board and the Public Company Accounting Oversight Board; the impact of such changes in accounting pronouncements and practices being greater than anticipated; the ability to realize the benefit of deferred tax assets; changes in tax policies, rates and regulations of federal, state and local tax authorities; changes in consumer spending, borrowing and saving habits; changes in our organization, compensation and benefit plans; and other factors discussed elsewhere in this prospectus, as well as in our periodic reports filed with the SEC, in particular the “Risk Factors” discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Reports on Form 10-Q.  Many of these factors are beyond Evans Bancorp’s control and are difficult to predict. In addition, the COVID-19 pandemic in the United States has had and is expected to continue to have a significant adverse impact on the economy, the banking industry and Evans Bancorp. While the full impact of COVID-19 on future financial results is uncertain and not currently predictable, we believe that it could have a material adverse effect on customers’ ability to meet their borrowing obligations.

Because of these and other uncertainties, Evans Bancorp’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise, except to the extent required by law.

INFORMATION ABOUT EVANS BANCORP, INC.

Evans Bancorp, Inc. is a New York corporation, formed in 1988 to become the holding company for Evans Bank.  Evans Bancorp’s primary business is the operation of its subsidiaries: (1) Evans Bank, which provides a full range of banking services to consumer and commercial customers in Western New York; and (2) Evans National Financial Services, LLC, which owns 100% of the membership interests in The Evans Agency, LLC (“TEA”), which sells various premium-based insurance policies on a commission basis. As of June 30, 2020, we had total assets of $2.07 billion, total deposits of $1.81 billion and total stockholders’ equity of $162.0 million. Evans Bancorp’s principal executive offices are located at 6460 Main Street, Williamsville, New York 14221, and its telephone number is (716) 926-2000. Our common stock is traded on the NYSE American, LLC under the symbol “EVBN.” We maintain a website at www.evansbank.com. (The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.)

Founded in 1920, Evans Bank is a nationally chartered bank with 20 full-service banking offices in Erie, Niagara, Chautauqua and Monroe Counties in New York.  The Bank offers deposit products, which include checking and NOW accounts, savings accounts, and certificates of deposit, as its principal source of funding.  The Bank’s deposits are insured up to the maximum permitted by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank offers a variety of loan products to its customers, including commercial and consumer loans and commercial and residential mortgage loans. As is the case with banking institutions generally, the Bank’s operations are significantly influenced by general economic conditions and by related monetary and fiscal policies of banking regulatory agencies, including the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  The Bank is also subject to the supervision, regulation and examination of the Office of the Comptroller of the Currency.

TEA is a property and casualty insurance agency headquartered in Williamsville, New York, with offices located throughout Western New York.  TEA is a full-service insurance agency offering personal, commercial and financial services products.  TEA’s primary market area includes Erie, Chautauqua, Cattaraugus and Niagara Counties in New York.  Most lines of personal insurance are provided, including automobile, homeowners, boat, recreational vehicle, landlord, and umbrella coverage.  Commercial insurance products are also provided, consisting of property, liability, automobile, inland marine, workers compensation, bonds, crop and umbrella insurance.  TEA also provides the following financial services products: life and disability insurance, Medicare supplements, long term care, annuities, mutual funds, retirement programs and New York State Disability.

RISK FACTORS

The Plan is solely intended to provide a useful service to current holders of our common stock. We are not recommending that you buy or sell shares of our common stock. Investing in our common stock involves risks. You should participate in the Plan only after you have independently researched your investment decision and have considered, among others, the investment considerations set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated into this Prospectus by reference. You should also consider information contained in any prospectus supplement or other information we may incorporate into this Prospectus by reference, including any of our filings with the Securities and Exchange Commission made after the date of this prospectus. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

Risks Related to the Purchase of Shares Under the Plan

You will not know the price of our common stock at the time you make an investment decision.

Although we describe generally in this prospectus how the price of Evans Bancorp common stock purchased pursuant to the Plan will be determined, you will not know the price of the common stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested. Additionally, the price of our common stock may fluctuate between the time you decide to purchase shares of our common stock under the Plan and the time of actual purchase.

Likewise, if you instruct the plan administrator to sell shares of Evans Bancorp common stock under the Plan, you may not be able to direct the time or price at which your shares are sold. The price of our common stock may decline between the time you decide to sell shares of common stock and the time of actual sale.

We may in the future issue additional shares of common stock.

The Board of Directors of Evans Bancorp will continue to have authority to issue additional shares of common stock from time to time. Any future issuances of common stock may result in dilution of the value of the shares you acquire pursuant to the Plan.

Our management has discretion in the allocation of proceeds of this offering.

Evans Bancorp intends to use the net proceeds from the sale of the shares of common stock pursuant to the Plan for general corporate purposes to support the growth and expansion of Evans Bancorp and its subsidiaries. Our management, however, has discretion in determining the actual manner in which the net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of our subsidiaries, the availability of other funds, and the existence of business opportunities. See “USE OF PROCEEDS” below for more information.

We may discontinue paying dividends in the future.

A substantial portion of our revenue and operating income is generated by our operating subsidiaries. Accordingly, we are dependent on the earnings and cash flows of, and dividends and distributions or advances from, our subsidiaries to provide the funds necessary to meet our obligations. Our ability to pay dividends is materially dependent on the earnings of our operating subsidiaries. The amount of future dividends is at the discretion of our Board of Directors and principally depends upon our earnings, financial condition, the capital requirements of our operating subsidiaries and other factors. There can be no assurance that we will continue to pay dividends on shares of our common stock, and if paid, the timing and amount of such dividends.

THE PLAN

The following is a question and answer statement of the provisions of the Plan as in effect for cash dividends paid to holders of record of our common stock. Those holders of Evans Bancorp common stock who do not wish to participate in the Plan will receive cash dividends, when and as declared, in the usual manner.

1. WHAT IS THE PURPOSE OF THE PLAN?

The purpose of the Plan is to provide record holders of our common stock with a simple and convenient method of investing cash dividends on our common stock in additional shares of common stock without payment of any brokerage commission or service charge. To the extent shares are purchased directly from Evans Bancorp, and not in market transactions, we will receive the net proceeds from those purchases, and will use the net proceeds as described under “USE OF PROCEEDS” below.

2. WHAT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

As a participant in the Plan, you may choose Full Dividend Reinvestment or Partial Dividend Reinvestment.

(a) Full Dividend Reinvestment directs Evans Bancorp to invest, in accordance with the Plan, all of your cash dividends on all of the shares of common stock currently or subsequently registered in your name, as well as on the shares credited to your Plan account.

(b) Partial Dividend Reinvestment directs Evans Bancorp to invest, in accordance with the Plan, the cash dividends on the number of shares (not more than the total registered in your name) of common stock indicated in the appropriate space on your Enrollment Authorization Form, as well as on all the shares credited from time to time to your Plan account.

3. WHAT ARE THE ADVANTAGES OF THE PLAN?

(a) You will not pay any per share fees (which include any applicable brokerage commissions the Agent is required to pay) or transaction fee in connection with your purchases under the Plan.

(b) The funds of stockholders of record will be fully invested because the Plan permits fractions of shares to be credited to the accounts of stockholders of record. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock, and such additional shares will be credited to your account.

(c) You will avoid the need for safekeeping of stock certificates for shares credited to your account under the Plan. In addition, you may deposit certificates you currently hold in your name with the Agent for safekeeping. See Question 20 below for more detailed information.

(d) Regular periodic statements reflecting all year-to-date activity in your account, including purchases and withdrawals of shares and latest account balance, will simplify your recordkeeping. These statements will generally be issued following dividend payment dates.

4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

The Agent, Computershare Trust Company, N.A., will administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through the Agent, and will be reflected on your account statement, until you terminate your participation in the Plan or request in writing, by telephone or through the Internet that the Agent issue certificates for whole shares credited to your Plan account. The Agent also acts as transfer agent and registrar for our common stock.

We may adopt additional rules and regulations from time to time to facilitate the administration of the Plan.

5. WHO IS ELIGIBLE TO PARTICIPATE?

If you are a stockholder of record of shares of our common stock, you are eligible to participate in the Plan. There is no requirement to hold a minimum number of shares of common stock in order to participate.

A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf.

The opportunity of a holder of common stock to participate in the Plan is not transferable to another person apart from a transfer of his or her common stock.

You will not be eligible to participate in the Plan if you reside in a jurisdiction in which Evans Bancorp has been advised by counsel that it may be unlawful for Evans Bancorp to offer or sell to you common stock issued pursuant to the Plan.

6. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

As a stockholder of record of our common stock, you may join the Plan by obtaining and completing an Enrollment Form and returning it to the Agent. If the shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. On the Authorization Form, you must designate whether you want the “Full Dividend Reinvestment” or “Partial Dividend Reinvestment” option.

You may obtain an Enrollment Form visiting the Agent’s website at http://www.computershare.com/investor by contacting the Agent at the address or telephone number listed below under “IF YOU HAVE QUESTIONS CONCERNING THE PLAN,” or you can enroll in the plan by visiting the Agent’s website at http://www.computershare.com/investor.

7. WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

As an eligible stockholder, you may join the Plan at any time. You will remain a participant in the Plan until you withdraw all shares of common stock credited to your Plan account and either (a) elect to discontinue the reinvestment of dividends or (b) sell or otherwise dispose of all the shares of common stock held in your own name.

If a signed Enrollment Form is received by the Agent prior to the record date for the next dividend payment, reinvestment of your dividends will begin with the next dividend payment. If the Enrollment Authorization Form is received after such date, reinvestment of your dividends will begin with the next succeeding dividend payment. Dividend payment dates for the common stock ordinarily will be in April and October of each year and corresponding record dates usually will precede dividend payment dates by about three to four weeks.

Stockholders are cautioned that the Plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend upon Evans Bancorp’s earnings, financial requirements and other factors.

8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

You may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to the Agent or by other written or telephonic notice to the Agent at the address or telephone number listed below under “IF YOU HAVE QUESTIONS CONCERNING THE PLAN,” or by visiting the Agent’s website at http://www.computershare.com/investor. The Enrollment Form or other written notice must be signed by all of the registered holders on the account.

9. ARE STOCKHOLDERS ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW ENROLLMENT AUTHORIZATION FORM ANNUALLY?

No. Once enrolled in the Plan, you will continue to be enrolled without further action on your part, unless you give notice to the Agent, by telephone, in writing or through the Internet that you wish to terminate participation in the Plan.

10. HOW WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

Evans Bancorp may, at its sole discretion, direct either the original issuance of authorized but unissued shares or treasury shares or the purchase of shares in transactions on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions, or a combination of original issuances and open market transactions. Market transactions may be on such terms as the Agent may determine. We will not receive any proceeds from market transactions.

11. WHEN WILL SHARES OF COMMON STOCK BE PURCHASED UNDER THE PLAN?

Purchases from Evans Bancorp of original issue shares or treasury shares will be made no later than 30 days after the relevant Investment Date (as defined in the next paragraph). Purchases through market transactions may occur on any date or dates commencing with the relevant Investment Date and ending no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable, in the opinion of Evans Bancorp, under any applicable federal securities laws (the “purchase period”). Shares purchased will be allocated and credited to participants’ accounts as of the date purchases have been completed for the purchase period by the Agent. For the purpose of making purchases, the Agent will commingle each participant’s funds with those of all other participants.

An “Investment Date” is the dividend payment date. Evans Bancorp’s decision whether to issue new shares or treasury shares of common stock or to direct the Agent to purchase shares in market transactions will be made no later than 30 days after the relevant Investment Date.

12. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

In the case of original issue shares or treasury shares purchased from Evans Bancorp, the purchase price will be:

(a) if the shares of common stock are listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the shares, the average of the closing or last prices of the shares for the 10 consecutive trading days immediately preceding the Investment Date;

(b) if the shares of common stock are traded on the over-the-counter market, but sales prices are not regularly reported for the shares for the 10 days referred to in paragraph (a) above, and if bid and asked prices for the shares are regularly reported, the average of the mean between the bid and the asked price for the shares at the close of trading in the over-the-counter market for such 10 days; and

(c) if the shares of common stock are neither listed on a national securities exchange nor traded on the over-the-counter market, such value as Evans Bancorp’s Board of Directors, in good faith, shall determine on the Investment Date.

In the case of open market transactions, the price will be the weighted average purchase price of those shares purchased for the relevant Investment Date.

In the case where shares are purchased in a combination of original issuances and open market transactions, the applicable purchase price of all shares will be the weighted average purchase price of all shares purchased in market transactions for the relevant Investment Date.

With regard to open market transactions, no one will have any authority or power to direct the time or price at which shares for the Plan are purchased and no one, other than the Agent, will select the broker(s) or dealer(s) through or from whom purchases are to be made.

13. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

The number of shares purchased for you depends on the amount of your dividends and the purchase price per share on the relevant Investment Date. Your account will be credited with that number of shares, including fractions of shares, equal to the total amount to be invested divided by the applicable purchase price per share. Fractional shares will be calculated to at least six decimal places.

14. WHAT ARE THE COSTS OF PARTICIPATION IN THE PLAN?

A participant will incur no per share fees (which include any applicable brokerage commissions the Agent is required to pay) or transaction fees for purchases made under the Plan. See Questions 15 and 16 below for additional tax-related information. All costs of administration of the Plan and fees incurred in connection with the purchase of shares will be paid by Evans Bancorp. We reserve the right to establish fees in connection with the Plan in the future. You will be notified prior to any such charges becoming effective. See Question 24 below for costs which will be incurred if you request that the Agent sell shares deposited in your account under the Plan.

15. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

Based on the current position of the Internal Revenue Service, when stock is acquired directly from Evans Bancorp, the holder who reinvests dividends under the Plan will be treated as receiving a taxable dividend on the Investment Date in an amount equal to the fair market value of the shares of common stock purchased for the participant’s account. “Fair market value” is defined for this purpose as the purchase price as described in Question 12 above. A participant’s tax basis for shares purchased from Evans Bancorp will be equal to the amount of dividend income recognized for Federal income tax purposes. The participant’s holding period for the shares will commence on the day after the Investment Date.

Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions, it is our view that a participant’s tax basis for shares purchased in market transactions will be equal to the weighted average purchase price of all shares purchased for the relevant Investment Date (see Question 12 above for more detailed information). In addition, a participant will also realize a taxable dividend to the extent of an allocated portion of per share fees and any other expenses paid by Evans Bancorp with respect to shares credited to the participant’s account.

Under current tax law, the amount of any dividend realized by a taxable corporate participant may be eligible for the dividend received deduction, subject to certain holding period requirements (normally 46 days). The deduction is generally 70% of the dividend received.

A participant will not realize taxable income on the receipt of a certificate for whole shares of common stock credited to his or her Plan account, either upon withdrawal of those shares from such account or upon termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of or when a cash payment is received from Evans Bancorp for a fractional share withdrawn from a participant’s account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares or fractional share.

The Agent will report to participants and to the Internal Revenue Service information sufficient to apprise them of the amount that would constitute dividend income.

The above positions of the Internal Revenue Service have not been tested in the courts and thus the rules stated above have not been established by judicial decision. The rules stated above are also subject to change. All Plan participants should consult their own tax advisors to determine the particular tax consequences of their participation in the Plan. Please keep your statements for your tax and cost basis information.

16. HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

If you fail to provide your taxpayer identification number (or certification of exemption for withholding for nonresident aliens) to the Agent in the manner required by law, dividends on the common stock or proceeds from the sale of shares held for your account are subject to Federal income tax withholding at the current tax withholding rate. In addition, you may be required to certify that you are not subject to withholding on interest and dividend payments as a result of failure to report all interest and dividend income on prior tax returns, and, absent such certification, you may be subject to withholding of your dividends at the current federal withholding rate. Also, the Internal Revenue Service may notify us to begin withholding if you have furnished an incorrect taxpayer identification number or you have failed to report all interest or dividend income on prior tax returns. In such cases, the appropriate amount of tax will be withheld and the balance in shares will be credited to your account. Certain stockholders (including corporations and, in many cases, foreign stockholders) are, however, exempt from the above withholding requirements.

If you are a nonresident alien stockholder whose dividends are subject to United States income tax withholding at the current tax withholding rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be credited to your account in shares.

These rules are subject to change. All Plan participants should consult their own tax advisors to determine the current effect of these rules on their participation in the Plan.

17. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

As soon as practical after each purchase of common stock under the Plan for your account, a statement of account will be mailed to you by the Agent. You can also review your current account status, Plan options and transaction history online at any time at http://wwwcomputershare.com/investor. These statements are your record of current activity plus the cost of your purchases and should be retained for tax purposes as there may be a fee for reconstructing past history. In addition, you will receive copies of other communications sent to holders of our common stock, including our Annual Report, Notice of Annual Meeting and Proxy Statement, and the information you will need for reporting your dividend income for Federal income tax purposes.

18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

Yes. Dividends on all shares of common stock, including fractional shares, credited to your account under the Plan will be reinvested automatically in additional shares of common stock.

19. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

No. Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for shares credited to your account unless you request the Agent by telephone, in writing or through the Internet to do so or unless your account is terminated. Shares of common stock purchased under the Plan and held by the Agent will be registered in the name of the Agent’s nominee and credited to your account. The number of shares credited to your account under the Plan will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

At any time, you may request by telephone, in writing or through the Internet that the Agent send you a certificate for all or part of the whole shares credited to your account. Any remaining whole shares and fractional shares will continue to be credited to your account. Certificates for fractional shares will not be issued under any circumstances. Issuance of certificates may be subject to an additional fee. Please contact the Plan Administrator to determine if there is a certificate issuance fee.

20. MAY I DEPOSIT WITH THE AGENT STOCK CERTIFICATES FOR THOSE SHARES FOR WHICH CASH DIVIDENDS ARE BEING REINVESTED UNDER THE PLAN?

You may deposit with the Agent for safekeeping any certificates for shares of common stock for which dividends are being reinvested under this Plan. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate. Because you bear the risk of loss in sending certificates to the Agent, it is recommended that you send certificates to the Agent by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. You should also include a note requesting that they be credited to your Plan account. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on all shares represented by the certificates deposited with the Agent.

21. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must so indicate in a written request. This would constitute re-registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

22. MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

Generally, shares credited to your account under the Plan may not be pledged or assigned. If you want to pledge or assign such shares, you should contact the Agent.

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SHARES REGISTERED IN THE PARTICIPANT’S NAME?

If you dispose of shares of common stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your account under the Plan will continue to be reinvested until you notify the Agent that you wish to terminate your participation in the Plan.

If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., if you have elected the Full Dividend Reinvestment option described in Question 2 above) and you dispose of a portion of such shares, we will continue to reinvest the dividends on the remainder of the shares registered in your name.

If you are reinvesting the cash dividends on less than all shares registered in your name (i.e., if you have elected the Partial Dividend Reinvestment option described in Question 2 above) and you dispose of a portion of such shares, we will continue to reinvest the dividends on the remainder of the shares registered in your name, up to the total number of shares last indicated on the Enrollment Form.

For example, if you authorize Evans Bancorp to reinvest the cash dividends on 50 shares of a total of 100 shares registered in your name, and then you dispose of 25 shares, we would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If, instead, you dispose of 75 shares, we would continue to reinvest the cash dividends on all of the remaining 25 shares; if you later acquire an additional 100 shares registered in your name, dividends would again be reinvested on a total of 50 shares registered in your name.

24. MAY A PARTICIPANT DIRECT THE AGENT TO SELL HIS SHARES DEPOSITED WITH THE AGENT UNDER THE PLAN?

Yes. You may authorize the sale of shares from your Plan account by submitting a telephonic, written or Internet request to the Agent. Sale orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions received by the Agent will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. To maximize cost savings for sale requests, the Agent will seek to sell shares in round lot (100 shares) transactions. For this purpose the Agent may combine each selling participant’s shares with those of other selling participants. In every case of a sale, the price to each selling participant shall be the weighted average sale price obtained by the Agent’s broker for each aggregate order placed by the Agent and executed by the broker, less a service fee of $25 per sale and a per share fee of $0.12 per share sold.

Per share fees include any applicable brokerage commissions the Agent is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the peer share fee. The Agent may, for various reasons, require a sales request to be submitted in writing. Please contact the Agent to determine if there are any limitations applicable to your particular sale request.

The Agent reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold and no one, other than the Agent, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Please bear in mind that the Plan is not a market timing investment vehicle. The price of the common stock may rise or fall during the period between a request for sale, its receipt by the Agent and the ultimate sale in the open market. Instructions sent to the Agent to sell shares are binding and may not be rescinded. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker. Should you elect to sell all or a portion of your shares, you will receive a Form 1099-B for the gross proceeds of your sale shortly after the close of the calendar year. Please contact the Agent for further information.

25. HOW DOES A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

To terminate your participation in the Plan, you must direct the Agent by telephone, in writing or through the Internet to discontinue the reinvestment of dividends on both common stock held of record by you and common stock held in your Plan account. You must also withdraw the shares of common stock credited to your Plan account. See Question 27 below for more detailed information.

26. WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

You may terminate your participation in the Plan at any time. If the notice to discontinue reinvestment is received by the Agent after the record date for a dividend payment, the Agent, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the discontinuing participant. If such dividend is reinvested, the Agent may sell the shares purchased and remit the proceeds to the participant, less any applicable fees. After processing your request to discontinue dividend reinvestment, any shares credited to your Plan account will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares held in certificated form, will be paid in cash.

27. HOW DOES A PARTICIPANT WITHDRAW SHARES PURCHASED UNDER THE PLAN?

You may withdraw all or a portion of the shares of common stock credited to your Plan account by notifying the Agent by telephone, in writing or through the Internet to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of common stock so withdrawn will be issued. In no case will certificates for fractional shares be issued.

28. WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE REINVESTED?

If you have authorized Full Dividend Reinvestment, cash dividends with respect to shares withdrawn from your account will continue to be reinvested. If, however, you have authorized only Partial Dividend Reinvestment, the Agent will continue to reinvest dividends on only the number of shares specified by you on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered to the Agent at least 5 business days prior to the record date for the next dividend payment.

29. WHAT HAPPENS TO ANY FRACTION OF A SHARE WHEN A PARTICIPANT TERMINATES PARTICIPATION AND WITHDRAWS ALL SHARES FROM HIS PLAN ACCOUNT?

Any fractional share will be converted to its cash equivalent value and a check therefor, together with the certificates for whole shares, will be mailed directly to you. The cash payment will be based on the price at which the shares were sold, less any applicable fees.

30. WHAT HAPPENS IF EVANS BANCORP DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?

Any shares of common stock distributed by Evans Bancorp pursuant to a stock dividend or a stock split with respect to shares credited to your account under the Plan will be added to your account.

Shares of common stock distributed pursuant to a stock dividend or a stock split with respect to shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

31. HOW WILL PARTICIPANTS’ SHARES HELD BY THE AGENT BE VOTED AT STOCKHOLDERS’ MEETINGS?

Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all shares registered in your own name and all shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of the shares credited to your account under the Plan will be voted in accordance with the recommendations of Evans Bancorp management. If the proxy card is not returned or is returned unsigned, your shares will not be voted unless you or a duly appointed representative vote in person at the meeting.

32. WHAT ARE THE RESPONSIBILITIES OF EVANS BANCORP AND THE AGENT UNDER THE PLAN?

Evans Bancorp and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for the participant’s account, the time when purchases or sales are made or fluctuations in the market value of the common stock. PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER EVANS BANCORP NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.

33. MAY THE PLAN BE CHANGED OR DISCONTINUED?

While we hope to continue the Plan indefinitely, we reserve the right to suspend, terminate or modify the Plan at any time, including the period between a record date and a dividend payment date. Evans Bancorp and the Agent also reserve the right to terminate any participant’s participation in the Plan at any time. You will be notified of any suspension, termination or modification. Upon a termination of the Plan, whole shares will continue to be held in book-entry form or by request, a certificate for whole shares credited to your account under the Plan will be issued and any fractional common unit in your Plan account will be converted to cash (based on the prevailing market price) and remitted to you by check, less any applicable fees.

In the event that Evans Bancorp, or any successor, hereafter terminates the Plan and establishes another dividend reinvestment plan, each participant in the Plan will be enrolled automatically in such other dividend reinvestment plan and shares credited to the participant’s account under the Plan will be credited automatically to such other dividend reinvestment plan, unless notice is received to the contrary.

34. IF THE PLAN IS SUSPENDED, DOES PARTICIPATION IN THE PLAN CONTINUE?

Unless notified otherwise, during a suspension of the Plan, a participant will continue to be regarded as a participant in the Plan, and shares of common stock in a participant’s Plan account will continue to be held at or through the Agent.

35. CAN PARTICIPATION BE TERMINATED IF THE PLAN IS SUSPENDED?

Participation in the Plan may be terminated by you at any time in the manner described in Question 26 above.

36. IF THE PLAN IS RESUMED AFTER SUSPENSION, WILL A PARTICIPANT AUTOMATICALLY PARTICIPATE IN THE PLAN?

Unless a participant terminates participation in the Plan or a changed Enrollment Form is received by the Agent, the instructions previously given on the participant’s Enrollment Authorization Form will be followed subject to the terms of the Plan in effect after the suspension ends.

IF YOU HAVE QUESTIONS CONCERNING THE PLAN

If you have questions regarding the Plan, please write to the plan administrator at Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000. You may also call the plan administrator at 1-888-218-4390. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 5:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

In addition, you may visit the “Investor Center” on the plan administrator’s website at http://www.computershare.com/investor. At this website, you can enroll in the Plan, obtain information and perform certain transactions on your Plan account.

Please be sure to include your name, address, daytime phone number, account number and a reference to Evans Bancorp, Inc. on all correspondence.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of shares of common stock that may be sold under the Plan or the prices at which such shares may be sold. We intend to use the proceeds of original issue and treasury shares sold pursuant to the Plan for general corporate purposes. The use of proceeds will depend upon, among other factors, the funding requirements of Evans Bancorp and its subsidiaries, the availability of proceeds of shares sold pursuant to the Plan, and the availability of other funds to Evans Bancorp and its subsidiaries. Pending such applications, the proceeds will be temporarily invested or applied to the reduction of short-term indebtedness. To the extent that shares are purchased in market transactions instead of original issue or treasury shares from Evans Bancorp, we will not receive any proceeds from such purchases.

PLAN OF DISTRIBUTION

Except to the extent the Agent purchases shares of our common stock on the open market, the common stock acquired under the Plan will be sold directly by us through the Plan. We will pay all costs of administration of the Plan. You will not be charged any per share fees or other transaction fees or expenses in connection with the purchase of shares under the Plan, although we reserve the right to establish a service charge in the future. You will, however, be charged a transaction gee of $25 per sale and a per share fee of $0.12 per share sold in connection with any sale of your shares deposited with the Agent under the Plan. See Question 24 for more information. The price of shares of common stock purchased under the Plan is determined as described in answer to Question 12 above.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for Evans Bancorp by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Evans Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 to register the Evans Bancorp common stock to be issued under the Plan. As allowed by SEC rules, this Prospectus does not contain all of the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about Evans Bancorp and its common stock. This Prospectus is a part of that registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available to the public, free of charge, on our website at www.evansbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this Prospectus or any other filings we make with the SEC. See “Incorporation of Certain Documents by Reference” for more information on documents incorporated by reference into this Prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring you to those documents in this Prospectus. The information incorporated by reference is considered to be part of this Prospectus except for information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this Prospectus. We incorporate by reference the documents listed below, and all documents subsequently filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering, other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein.

— Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 12, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2020, incorporated by reference therein) (File No. 001-35021);

— Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 5, 2020 and June 30, 2019, filed with the SEC on August 7, 2020 (File No. 001-35021);

— Our Current Reports on Form 8-K filed on March 13, 2020, April 24, 2020, April 29, 2020, May 1, 2020 (as amended by our Form 8-K/A filed on July 6, 2020), July 9, 2020, September 17, 2020 and September 25, 2020 (File. No. 001-35021); and

— The description of our common stock contained in our registration statement on Form 10 (No. 000-18539) filed with the Commission on April 30, 1990, together with any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus supplement. We have not authorized anyone to provide you with any different or additional information. No offer regarding these securities is made in any state where such an offer is not permitted. You should not assume that the information in this Prospectus, in any Prospectus supplement or in any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

The information that we have incorporated by reference into this Prospectus is available to you without charge upon your written or oral request. Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Prospectus. You can obtain documents incorporated by reference in this Prospectus at the following address and telephone number:

Evans Bancorp, Inc.

Attention: Jessica L. Brosius

6460 Main Street
Williamsville, New York 14221
(716) 926-2000

NO PERSON IS AUTHORIZED BY EVANS BANCORP, INC. TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THROUGH ITS USE SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EVANS BANCORP, INC. SINCE THE DATE HEREOF.

EVANS BANCORP, INC.

DIVIDEND REINVESTMENT PLAN

PROSPECTUS

DATED OCTOBER 2, 2020

003SSN1223

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the approximate expenses payable by Evans Bancorp, Inc. in connection with the sale of the securities being registered:

Registration Statement filing fee	$721
Accounting fees and expenses	26,000
Legal fees and expenses	10,000
Miscellaneous expenses	3,500
Total	$40,221

Item 15. Indemnification of Directors and Officers

The New York Business Corporation Law permits corporations to limit the liability of directors and to indemnify officers and directors under certain circumstances.

Article 11 of the Certificate of Incorporation of Evans Bancorp, Inc. (the “Corporation”) limits director liability as follows:

11.          Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages because of his breach as a director unless:

(A)  such liability is based upon a judgment or other final adjudication adverse to him which establishes:

(1)  that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;

(2)  that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or

(3)  that his acts violated Section 719 of the New York Business Corporation Law; or

(B) such liability is for any act or omission preceding the adoption of this Article.

If the New York Business Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be further limited to the fullest extent permitted by the amended New York Business Corporation Law.

Article V of the Bylaws of the Corporation provides for indemnification of directors and officers as follows:

Section 501. Right to Indemnification

Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of this Corporation), by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by the Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, to the fullest extent permitted by the New York Business Corporation Law or other applicable law.

Section 502. Advancement of Expenses

Expenses incurred by a person entitled to indemnification under Section 501 of these Bylaws in defending or appealing any such action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified.  The preceding right of indemnification shall be a contract right enforceable by the director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this Bylaw shall be in effect.

Section 503. Authorization of Indemnification

Any indemnification provided for by Section 501 shall be authorized in any manner provided by the NY BCL or other applicable law.

Section 504. Right of Claimant to Bring Suit

If a claim of indemnification is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

Section 505. Non-Exclusivity of Rights

The rights conferred on any person under this Article shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 506. Insurance

Subject to the laws of New York, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this Article, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

Section 507. Severability

It is the intent of the Corporation to indemnify its officers and directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended.  If any portion of this Article shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Article will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

5.1	Opinion of Luse Gorman, PC

10.1	Evans Bancorp, Inc. Dividend Reinvestment Plan (see prospectus included in Part I of this registration statement)

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman, PC (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission and such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hamburg, State of New York, on October 2, 2020.

EVANS BANCORP, INC.

By:	/s/ David J. Nasca
David J. Nasca
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Evans Bancorp, Inc. (the “Company”), severally constitute and appoint David J. Nasca and John B. Connerton, and each of them, with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3D relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments, including post-effective amendments, thereto; and we hereby ratify and confirm all that said David J. Nasca and John B. Connerton shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Nasca	President and Chief Executive Officer/Director	October 2, 2020
David J. Nasca	(Principal Executive Officer)

/s/ John B. Connerton	Treasurer	October 2, 2020
John B. Connerton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lee C. Wortham	Chairman of the Board/Director	October 2, 2020
Lee C. Wortham

/s/ Michael A. Battle	Director	October 2, 2020
Michael A. Battle

/s/ James E. Biddle, Jr.	Director	October 2, 2020
James E. Biddle, Jr.

Director
Jody L. Lomeo

/s/ Kevin D. Maroney	Director	October 2, 2020
Kevin D. Maroney

/s/ Robert G. Miller, Jr.	Director	October 2, 2020
Robert G. Miller, Jr.

/s/ Kimberley A. Minkel	Director	October 2, 2020
Kimberley A. Minkel

/s/ Christina P. Orsi	Director	October 2, 2020
Christina P. Orsi

/s/ David R. Pfalzgraf, Jr.	Director	October 2, 2020
David R. Pfalzgraf, Jr.

/s/ Michael J. Rogers	Director	October 2, 2020
Michael J. Rogers

/s/ Nora B. Sullivan	Director	October 2, 2020
Nora B. Sullivan

/s/ Thomas H. Waring, Jr.	Director	October 2, 2020
Thomas H. Waring, Jr.